UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

276 Fifth Avenue, Suite 306, New York, New York 10001

(Address of Principal Executive Office) (Zip Code)

(646) 448-5144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreements and Notes

On March 6, 2019, Aspen Group, Inc. (the “Company”) entered into loan agreements (each a “Loan Agreement” and together, the “Loan Agreements”) with The Leon and Toby Cooperman Family Foundation (the “Foundation”), of which Mr. Leon Cooperman, a stockholder of the Company, is the trustee, and another stockholder of the Company (each a “Lender” and together, the “Lenders”). Each Loan Agreement provides for a $5 million term loan (each a “Loan” and together, the “Loans”), evidenced by a term promissory note and security agreement (each a “Note” and together, the “Notes”), for combined total proceeds of $10 million. The Loans bear interest at 12% per annum and mature on September 6, 2020, subject to one 12-month extension upon the Company’s option and upon payment of a 1% one-time extension fee.

The Loan Agreements contain customary representations and warranties, events of default and covenants. Pursuant to the Loan Agreements and the Notes, all future or contemporaneous indebtedness incurred by the Company, other than indebtedness expressly permitted by the Loan Agreements and the Notes, will be subordinated to the Loans.

The Company’s obligations under the Loan Agreements are secured by a first priority lien in certain deposit accounts of the Company, all current and future accounts receivable of Aspen University Inc. and United States University, Inc., subsidiaries of the Company (the “Subsidiaries”), certain of the deposit accounts of the Subsidiaries and all of the outstanding capital stock of the Subsidiaries (the “Collateral”).

Amendment to the Credit Facility Agreement

As disclosed in Current Report on Form 8-K filed on November 6, 2018, the Company had previously entered into a loan agreement providing for a $5 million revolving credit facility (the “Credit Facility Agreement”) with the Foundation. On March 6, 2019, in connection with entering into the Loan Agreements, the Company amended and restated the Credit Facility Agreement (the “Amended and Restated Facility Agreement”) and the related revolving promissory note. The Amended and Restated Facility Agreement provides among other things that the Company’s obligations thereunder are secured by a first priority lien in the Collateral, on a pari passu basis with the Lenders.

Intercreditor Agreement

On March 6, 2019, in connection with entering into the Loan Agreements, the Company also entered into an intercreditor agreement (the “Intercreditor Agreement”) among the Company, the Lenders and the lender under the Credit Facility Agreement. The Intercreditor Agreement provides among other things that the Company’s obligations under, and the security interests in the Collateral granted pursuant to, the Loan Agreements and the Amended and Restated Facility Agreement shall rank pari passu to one another.

Warrants

Pursuant to the Loan Agreements, on March 6, 2019 the Company issued to each Lender warrants to purchase 100,000 shares of the Company’s common stock exercisable for five years from the date of issuance at the exercise price of $6 per share (the “Warrants”). The issuance of the Warrants was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D promulgated thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Agreements is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the Warrants is incorporated by reference in this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: March 7, 2019	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer